UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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FOREST LABORATORIES, INC.
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(Name of person(s) filing proxy statement, if other than the registrant)

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FOREST LABORATORIES ISSUES OPEN LETTER TO SHAREHOLDERS

Recommends Shareholders Vote the WHITE Proxy Card FOR ALL Forest Nominees

NEW YORK, August 13, 2012 – Forest Laboratories, Inc. (NYSE: FRX) (“Forest”) today issued the following open letter to all Forest shareholders.

Forest’s Board of Directors continues to recommend that shareholders vote for all ten of the Company’s highly qualified director nominees on the WHITE proxy card. For information about Forest’s 2012 Annual Meeting of Shareholders, please visit: www.FRX2012annualmeeting.com.

The text of the letter follows:

August 13, 2012

Dear Fellow Forest Shareholders,

Forests Laboratories’ August 15th Annual Meeting of shareholders is just two days away, and your support for Forest’s board of directors is more important than ever. We urge you to vote the WHITE CARD in support of all ten of Forest’s highly qualified nominees, who are committed to serving the best interests of all shareholders and maximizing shareholder value over the long term.

FOREST HAS A PROVEN TRACK RECORD AND OUR NOMINEES

DESERVE YOUR SUPPORT

Forest’s Board has the right combination of independence – with five new independent directors added in the last six years – and experienced directors with a proven track record of identifying, acquiring, developing and bringing new products to market. Our success has continued for many years, and we have delivered for Forest shareholders four blockbuster products – CELEXA, LEXAPRO, BENICAR and NAMENDA – all focused on the Primary Care Physician. We owe this track record to the careful selection of products with proven proof-of-concepts, properly structured and targeted clinical trials, and keen focus on the FDA approval process that your Board has overseen and directed.

Forest has been strategic, methodical and relentless in developing a next generation of products that will build sustainable value for shareholders. Our next nine and four lifecycle products represent more than ten years of planning and execution aimed at replacing two remarkably successful products – LEXAPRO and NAMENDA – that we built with strong research and marketing support to peak sales levels and trajectories that far exceeded analysts’ estimates when they were launched.

Since 2008, we have licensed, developed and launched four products – BYSTOLIC, SAVELLA, TEFLARO and DALIRESP – and acquired and launched VIIBRYD. And, as we promised last year, we have successfully hit key milestones and are poised to generate significant value for shareholders with our next generation of products. On July 23rd, 2012, we received FDA approval for aclidinium, which will be launched later this year under the brand name TUDORZA, and we are expecting FDA approval of linaclotide in September – powerful proof that our long-term pipeline planning is bearing fruit.

Today, Forest has one of the most robust and diverse late-stage pipelines in the industry. We are proud to compare our track record to any big pharma company. Forest has had more new product approvals and

NDA filings over the last three years than similarly-sized peers such as Shire or Warner Chilcott, and has had as many or more than much larger companies like GlaxoSmithKline, AstraZeneca, Merck and Eli Lilly. Forest is the only mid-cap pharma company ever to have launched four blockbuster products, and we are applying the same proven strategies that propelled these products to success to our exciting pipeline of nine and four lifecycle extensions and combination products.

Advancing a late-stage pipeline is a long, complex – but ultimately rewarding – process, and we are proud of our track record of success. With an effective balance of leadership continuity and fresh perspectives, your Board possesses the right skills and expertise to sustain the momentum we have behind our late-stage pipeline and promising new products to ensure that they reach their maximum potential.

FOREST IS COMMITTED TO STRONG CORPORATE GOVERNANCE AND

OUR NOMINEES DESERVE YOUR SUPPORT

Your Board continually reviews and updates Forest’s corporate governance framework and policies in light of current best practices, shareholder feedback, and the evolving needs of Forest’s business. We have spoken with many of our shareholders directly and have discussed our commitment to improving shareholder value and best corporate governance practices. We listened to shareholders last year and delivered on our promises and we will continue to deliver on our promises in the future.

The three new independent directors who were elected last year have taken active roles on the Board, including serving as Chairmen of the Audit Committee and Nominating and Governance Committee and as members of the Compensation Committee and the committee that is overseeing our succession planning process. This robust, independently-led process to evaluate both internal and external candidates is well underway, with the assistance of a leading executive search firm.

Over the past year, your Board engaged Robert C. Clark, former Dean of Harvard Law School and a leading authority in corporate law and corporate governance, to review the Company’s governance practices and advise on best practices. In connection with that review, we have made several enhancements to our corporate governance policies, including implementing new stock ownership guidelines and further aligning our compensation policies with shareholder interests. For more information on these enhancements, please see our letter to shareholders dated August 10, 2012 and the investor presentations we filed on August 6, 2012, all of which are available on our website at www.FRX2012annualmeeting.com.

We are confident in the ability of our shareholders – large and small – to make the right decision. Your Board and management team are confident in Forest’s bright future and deserve your support. Please vote the WHITE card for all ten of Forest’s nominees today.

VOTE THE WHITE CARD TO SUPPORT

FOREST’S HIGHLY QUALIFIED BOARD NOMINEES

Your Board unanimously recommends that you vote for all ten of our highly qualified director nominees on the WHITE proxy card. Your vote is very important, no matter how many shares you own. You may vote by telephone, Internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope. Your Board also urges you to discard any GOLD proxy card sent to you by Icahn or his affiliates. Any later vote using Icahn’s GOLD proxy card, even to withhold votes from Icahn’s nominees, can cancel a previous WHITE proxy submitted by shareholders voting “FOR” Forest Board’s nominees. If you have already voted using an Icahn GOLD proxy card, you have every right to change your vote by executing and returning the enclosed WHITE proxy card.

On behalf of the Board of Directors, we thank you for your continued support of our Company.

Sincerely,

/s/

Howard Solomon

Chairman of the Board and Chief Executive Officer

/s/

Kenneth E. Goodman

Presiding Independent Director

FORWARD-LOOKING INFORMATION

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in Forest Laboratories’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

IMPORTANT ADDITIONAL INFORMATION

Forest Laboratories, its directors, director nominees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2012 Annual Meeting. Forest Laboratories has filed its definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Forest shareholders. FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Forest’s directors and executive officers in Forest stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company’s website (www.frx.com) in the section “Investors.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Forest Laboratories’ 2012 Annual Meeting. Information can also be found in Forest’s Annual Report on Form 10-K for the year ended March 31, 2012, filed with the SEC on May 25, 2012. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022. This document contains quotes and excerpts from certain previously published material. Unless otherwise indicated, consent of the author and publication has not been obtained to use the material as proxy soliciting material.

If you have any questions, require assistance with voting your WHITE proxy card,

or need additional copies of the proxy materials, please contact:

105 Madison Avenue

New York, NY 10016

frxproxy@mackenziepartners.com

(212) 929-5500 (Call Collect)

Or

TOLL-FREE (800) 322-2885

About Forest Laboratories

Forest Laboratories’ (NYSE: FRX) longstanding global partnerships and track record developing and marketing pharmaceutical products in the United States have yielded its well-established central nervous system and cardiovascular franchises and innovations in anti-infective, respiratory, gastrointestinal and pain management medicine. Forest’s pipeline, the most robust in its history, includes product candidates in all stages of development across a wide range of therapeutic areas. The Company is headquartered in New York, NY. To learn more, visit www.FRX.com.

Investor Contact:

Frank J. Murdolo

Vice President—Investor Relations, Forest Laboratories, Inc.

1-212-224-6714

media.relations@frx.com

Media Contacts:

Sard Verbinnen & Co

Hugh Burns/Renee Soto/Lesley Bogdanow

1-212-687-8080

Additional Investor Contacts:

MacKenzie Partners

Dan Burch

1-212-929-5748

Charlie Koons

1-212-929-5708

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